SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – November 3, 2003

MELLON FINANCIAL CORPORATION

(Exact name of registrant as specified in charter)

Pennsylvania	1-7410	25-1233834
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	One Mellon Center 500 Grant Street Pittsburgh, Pennsylvania (Address of principal executive offices)	15258 (Zip code)

Registrant’s telephone number, including area code – (412) 234-5000

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are filed herewith and are incorporated by reference into Registration Statement Nos. 333-107400, 333-107400-01, 333-107400-02, 333-107400-03, and 333-107400-04 pertaining to certain debt securities of Mellon Funding Corporation and the related guarantees of Mellon Financial Corporation.
Exhibit Number	Description

1.2	Underwriting Agreement dated as of November 3, 2003, between Mellon Funding Corporation (the “Company”), Mellon Financial Corporation (the “Guarantor”), and Citigroup Global Markets Inc.; Bear, Stearns & Co. Inc.; Credit Suisse First Boston LLC; J.P. Morgan Securities, Inc.; and Mellon Financial Markets, LLC, as Underwriters relating to the issuance and sale of $250,000,000 aggregate principal amount of the Company’s 5.50% Subordinated Notes due 2018 and the related guarantees of the Guarantor, together with the Mellon Funding Corporation Underwriting Agreement Standard Provisions (Debt) dated March 24, 2000.

4.24	Form of 5.50% Subordinated Notes due 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 10, 2003	MELLON FINANCIAL CORPORATION

	By:	/s/ MICHAEL A. BRYSON
Michael A. Bryson
Chief Financial Officer

EXHIBIT INDEX

Number	Description	Method of Filing

1.2	Underwriting Agreement dated as of November 3, 2003	Filed herewith

4.24	Form of 5.50% Subordinated Notes due 2018	Filed herewith